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                                                                 EXHIBIT 10.53


                        TRANSITION AGREEMENT AND RELEASE

     This Transition Agreement and Release (the "Agreement") is entered into as of January ___, 2003 (the "Execution Date") by and between Deltagen, Inc., a Delaware corporation (the "Company"), and William Matthews, Ph.D. ("Executive") (together "the Parties"). This Agreement is effective only if it has been executed by the Parties and the revocation period has expired as set forth in Sections 20(a)(3) and (a)(4) below and Executive does not revoke this Agreement as set forth in Sections 20(a)(3) and (a)(4) (the "Effective Date").

     WHEREAS, Executive was employed by the Company as Chairman and Chief Executive Officer pursuant to the terms of an employment agreement dated April 7, 2000 and as amended on June 26, 2002 (the "Employment Agreement");

     WHEREAS, Executive resigned as Chairman of the Board of Directors of the Company (the "Board") on November 22, 2002;

     WHEREAS, the Company has initiated a search for a new Chief Executive Officer;

     WHEREAS, the Parties have mutually agreed to hereby terminate the Employment Agreement upon the Effective Date and further agree that Executive will continue to serve the Company as its Chief Executive Officer under the terms of this Agreement; and

     WHEREAS, the Parties have mutually agreed that they will release each other from any and all claims as of the Effective Date.

     NOW, THEREFORE, in consideration of the mutual promises contained herein, the Parties agree as follows:

     1.   Term of Employment.

          (a) Basic Term. The Company agrees to employ Executive, and Executive agrees to be employed by the Company, under the terms of this Agreement from the Effective Date until the earlier of (1) the date of Executive's death or (2) the date when Executive's employment terminates pursuant to Section 1(b), (c), (d) or (e) below (the "Separation Date").

          (b) Early Termination; Resignation. The Company may terminate Executive's employment at any time and for any reason by giving Executive written notice. The Executive may terminate his employment at any time and for any reason by giving the Company 10 business days advance written notice. The foregoing shall be subject to all of the rights and obligations described herein.

          (c) Termination for Cause. The Company may terminate Executive's employment at any time for Cause. For all purposes under this Agreement, "Cause" shall mean (1) failure by Executive to substantially perform Executive's duties under this Agreement, other than a failure resulting from Executive's complete or partial incapacity due to physical or mental

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illness, (2) Executive's gross misconduct, (3) breach by Executive of a material provision of this Agreement, (4) a violation of a federal or state law or regulation applicable to the business of the Company, (5) Executive refuses or intentionally fails to act in accordance with any lawful and appropriate direction or order of the Board, (6) Executive is convicted of a felony crime involving moral turpitude or (7) breach by Executive of the Company's code of business conduct, code of ethics or other similar policies applicable to Executive.

          (d) Termination for Disability. The Company may terminate Executive's employment for Disability by giving Executive written notice. For all purposes under this Agreement, "Disability" shall mean that Executive, at the time the notice is given, has been unable to perform Executive's duties under this Agreement for a period of not less than three (3) consecutive months as a result of Executive's incapacity due to physical or mental illness.

          (e) Successor Chief Executive Officer. Executive shall voluntarily resign his employment, offices and directorships effective at such time as the Company shall have employed another Chief Executive Officer.

From and after the Separation Date, Executive shall voluntarily resign from all positions as employee, officer and director of the Company and its affiliates and shall resign from any other positions and offices with the Company and its affiliates; provided, however, that in the event that Executive's employment terminates pursuant to Sections 1(b), (d) or (e), subject to Executive's execution and non-revocation of the release of claims described in Section 6(b), Executive shall serve the Company as, an independent consultant in accordance with the consulting agreement attached hereto as Exhibit A (and which is also part of this Agreement) (the "Consulting Agreement") which shall hereby be deemed effective by the Company and Executive upon the applicable Separation Date. From and after the Separation Date, Executive will not accrue any vacation time and will not be eligible for any further participation in the Company's 401(k) plan, Employee Stock Purchase Plan or any other Company benefit plan or program. Executive's vested shares of common stock in the Company shall continue to be subject to the terms of the applicable stock option plan or stock option agreement or stock agreement.

     2.   Duties and Scope of Employment.

          (a) Position. During his employment hereunder, Executive shall serve in the position of Chief Executive Officer of the Company and in such other capacities as the Board shall determine in its sole discretion. Executive shall be given such duties, responsibilities and authorities as determined by the Board in its sole discretion and shall report directly to the Board. In addition, Executive will serve as a member of the newly established "Office of the Chairman."

          (b) Obligations. During his employment hereunder, Executive shall devote Executive's full business efforts and time to the business and affairs of the Company as needed to carry out his duties and responsibilities, subject to the overall supervision of the Board. The foregoing shall not preclude Executive from engaging in appropriate civic, charitable or religious activities or from devoting a reasonable amount of time to private investments or, with the prior consent of the Board, from serving on up to two boards of directors of other entities, in each

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case, as long as such activities and service do not interfere or conflict with
Executive's duties and responsibilities to the Company and its affiliates.

     3. Base Compensation. During Executive's employment hereunder, the Company agrees to pay Executive as compensation for services to the Company and its affiliates a base salary at the annual rate of $400,000. Such salary shall be payable in accordance with the standard payroll procedures of the Company.

     4.   Employee Benefits.

          (a) Vacation. During Executive's employment hereunder, Executive shall be entitled to three (3) weeks of annual paid vacation.

          (b) Benefits. During Executive's employment hereunder, the Company shall also provide Executive with the usual health insurance benefits it generally provides to its other senior management employees, other than life insurance (which shall be paid directly by Executive). As Executive becomes eligible in accordance with criteria adopted by the Company, the Company shall provide Executive with the right to participate in and to receive benefits from accident, disability, medical, profit-sharing and savings plans and similar benefits made available generally to employees of the Company as such plans and benefits may be adopted by the Company. The amount and extent of benefits to which Executive is entitled shall be governed by the specific benefit plan as it may be amended from time to time and the discretion and determinations of any person, committee or entity administering such plan made in accordance with the terms and conditions of such plan.

          (c) Business Expense Reimbursement. During Executive's employment hereunder, Executive shall be entitled to receive proper reimbursement for all reasonable and necessary out-of-pocket expenses incurred by him (in accordance with the policies and procedures established by the Company for its senior executive officers) in performing services hereunder upon presentation of an itemized account and appropriate supporting documentation.

     5. Additional Benefits. In consideration for the release of claims set forth in Section 20 and other obligations under this Agreement and in full satisfaction of the Company's obligations to Executive under the terms of the Employment Agreement, and provided this Agreement is signed by Executive and not revoked under Section 20 herein, and further provided that Executive remains in full compliance with all of his obligations under this Agreement and the Consulting Agreement, the Company agrees to provide to Executive the benefits specified below in this Section 5. The Company's obligations under this Agreement and the Consulting Agreement will be subject to cancellation upon written notice to Executive of a material breach of Executive's obligations or covenants under either agreement.

          (a) Stock Options. Except as provided under Section 5(b), Section 6(c) and in the following sentence of this Section 5(a), Executive's outstanding stock options shall continue to be governed by the applicable stock option plan and applicable option agreement. Executive's stock options may continue to vest and be exercisable, pursuant to the option grant terms, while Executive provides consulting services to the Company pursuant to the Consulting Agreement

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and Executive's unvested stock options having a per-share exercise price that is greater than the Company's closing share price on the Execution Date shall vest in full on the Execution Date; provided, that such accelerated vesting shall be forfeited if Executive revokes this Agreement pursuant to Sections 20(a)(3) and 20(a)(4).

          (b) Promissory Note. The Executive's promissory note, dated March 16, 2000, to pay the Company $536,700 plus interest (the "Promissory Note") is eligible for prepayment, in whole or in part, at Executive's election without penalty, fee or acceleration pursuant to the terms of the Promissory Note. Both Parties desire that Executive fully repay his loan obligations under the Promissory Note on the Execution Date. Subject to a right of rescission in favor of the Company if Executive revokes this Agreement pursuant to Sections 20(a)(3) and 20(a)(4), the following shall occur on the Execution Date in full satisfaction of Executive's accumulated debt of $635,888.00, which represents the amount of such debt as of the Execution Date:

               (i) The Company shall repurchase all 107,146 unvested shares pledged to the Promissory Note at their original cost of $1.5662 per share. The aggregate repurchase amount of $167,812 shall be applied by the Company to repay accrued unpaid interest and principal on the Promissory Note;

               (ii) All 235,710 vested shares pledged to the Promissory Note shall be repurchased by the Company using the Company's closing share price on the Execution Date, and the proceeds of such repurchase shall be applied by the Company and Executive to repay accrued unpaid interest and principal on the Promissory Note;

               (iii) All 876,114 of Executive's outstanding vested stock options (including those vested by reason of Section 5(a)) having a per-share exercise price that is greater than the Company's closing share price on the Execution Date shall be surrendered to the Company on the Execution Date in exchange for 613,280 shares of Company common stock pursuant to the Company's option exchange program, provided that 275,976 of such shares shall be withheld for tax purposes. Executive shall transfer the number of Company common shares to the Company needed (up to a maximum of 337,304 shares) to fully off pay any remaining accrued interest and principal on the Promissory Note. Such transferred shares shall be valued using the Company's closing share price on the Execution Date. If there is any outstanding balance on the Promissory Note after such transfer of shares, then such portion of the Company's $400,000 obligation under Section 6(a) equal to the Offset Amount (as defined below) shall become payable to Executive and shall be applied, on an after-tax basis, in satisfaction of such outstanding balance thereby reducing the Company's obligation under Section 6(a) by the Offset Amount; provided, however, that if the Offset Amount shall exceed $400,000, the Company may, on a similar basis, reduce its obligation to provide any other monies or benefits owed to Executive whether under this Agreement, the Consulting Agreement or otherwise in order to satisfy the remaining outstanding balance. For purposes of this Section 5(b)(iii), "Offset Amount" means such pre-tax amount that is equal, on an after-tax basis, to the outstanding balance described in the preceding sentence.

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               (iv)  Any tax obligations of Executive (and tax liability
therefor) relating to any of the above transactions in this Section 5(b), including any penalties and interest based upon such tax obligations are entirely the responsibility and liability of Executive and all tax withholding requirements must be timely satisfied by Executive.

          6. Termination Payments. In the event that Executive's employment hereunder terminates for any reason, then Executive shall be entitled to the Accrued Benefits. For purposes of this Section 6, "Accrued Benefits" shall mean, subject to any applicable plan terms (including, without limitation, any vesting requirements), the compensation, benefits and reimbursements described in Sections 3 and 4 of this Agreement for the period through the Executive's date of the termination including payment in lieu of any accrued and unused vacation and any Disability or death benefits to which Executive (or his estate or beneficiary(s)) may be entitled as a result of termination of his employment on account of Disability or death. In the event that Executive's employment hereunder is terminated by the Company (other than by reason of Cause or death) or Executive resigns pursuant to Section 1(b) or (e), then, after, and subject to, Executive's execution and non-revocation of the release of claims described in Section 6(b) and subject to full compliance by the Executive with all of his obligations under this Agreement (including, but not limited to, loan repayment) and the Consulting Agreement, Executive shall be entitled to receive the payments described in Section 6(a). Executive shall not be entitled to receive the payments described in Section 6(a) if he resigns for any reason other than as set forth in Section 1(b) or (e).

          (a) Severance Payments. The Company shall pay to Executive salary continuation payments after taking into account applicable income and employment state and federal withholding taxes in the aggregate gross amount of $400,000 ("Severance Payments"). Subject to Executive's continuing compliance with this Agreement and the Consulting Agreement, the Severance Payments (less applicable withholding) will be paid to Executive in substantially equal payments over a twelve month period pursuant to the Company's standard payroll practices commencing with the first such payroll period following the effective date of the release described in Section 6(b) and, subject to Section 5(b)(iii).

          (b) Release of Claims. Upon termination of the Executive's employment hereunder and as a condition to the receipt of the payments described in Section 6(a), Executive and Company shall execute a mutual release of all claims in the form of the release set forth in Section 20 but covering claims through the effective date of such release and having such other terms necessary to make it valid and encompassing under applicable law. Said release of claims will not release the Executive's rights to enforce the release agreement and Executive will not release his rights to any rights he has in any employee benefit plan(s) including but not limited to his rights in any stock or stock option agreements and plans.

          (c) Conditions to Receipt of Payments and Benefits. The obligation to provide to the Executive the payments described in this Section 6 shall cease, and, notwithstanding anything to the contrary in the applicable plan(s) (or agreement(s) thereunder), all unexercised stock options and any unvested equity-based awards shall terminate in the event of, and at such time as, any material breach of any of the provisions of this Agreement (including, but not limited to, loan repayment) by Executive.

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     7.   Confidential Information. In addition to applicable law, from and after the Execution Date, including after the Separation Date, Executive agrees to continue to be bound by and comply with the Proprietary Information and Inventions Agreement that was executed by and between Executive and the Company and these obligations shall survive the termination of this Agreement.

     8. Conflicting Obligations. Executive certifies that Executive has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement or the Consulting Agreement, or that would preclude Executive from complying with the provisions thereof, and further certifies that Executive will not enter into any such conflicting agreement.

     9. Non-Disparagement. From and after the Execution Date, including after the Separation Date, the Parties agree not to make any unfavorable or disparaging written or oral remarks about the other or its past or present officers, affiliates, employees or directors to third parties. However, Executive acknowledges and agrees that the Company's non-disparagement obligation pursuant to this Agreement shall extend solely to the actions of the Company's current or future directors and officers. For purposes of this Agreement, "officers" are those persons meeting the definition provided under Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended. Executive agrees not to do or say anything that damages or impairs in any way the business organization, goodwill, or reputation of Company or any of its affiliates or related entities.

     10.  Arbitration and Equitable Relief.

          (a) Disputes. Except as provided in Section 10(c) below, the Company and Executive agree that any dispute or controversy arising under or in conjunction with this Agreement will be settled exclusively by arbitration in San Francisco, California. The Company and Executive will share equally the expense of the arbitration (other than as set forth in Section 12 with respect to attorney's fees). Any claim for arbitration shall be filed in writing with the arbitrator selected by both Parties within three business days after either party has notified the other in writing that it desires a dispute between them to be settled by arbitration. In the event the Parties cannot agree on a single arbitrator within such three-day period, each party will select an arbitrator and inform the other party in writing of such arbitrator's name and address within two business days after the end of such three-day period and the two arbitrators so selected will as soon thereafter as possible select a third arbitrator who shall serve as the sole arbitrator in deciding the dispute; provided, however, that in the event of a failure by either party to select an arbitrator and notify the other party of such selection within the time period provided above, the arbitrator selected by the other party will be the sole arbitrator of the dispute. The arbitration hearing will be held within seven business days (or as soon thereafter as possible) after the selection of the arbitrator. Hearing procedures, which will expedite the hearing, may be ordered at the arbitrator's discretion and the arbitrator may close the hearing in his or her discretion after determining that he/she has heard sufficient evidence. The decision of the arbitrator will be issued in writing as expeditiously as possible and in no event later than five business days after the hearing and the decision will be binding upon the Parties and judgment in accordance with that decision may be entered in any court having jurisdiction therefore. The arbitrator may award attorneys' fees and costs of the arbitration to the prevailing party.

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          (b)  Consent to Personal Jurisdiction. The arbitrator(s) will apply
California law to the merits of any dispute or claim, without deference to conflicts of law rules. Executive and the Company hereby consent to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

          (c) Equitable Relief. The parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief as necessary, without breach of this arbitration agreement and without abridgment of the powers of the arbitrator.

          (d) Acknowledgment. EXECUTIVE HAS READ AND UNDERSTANDS THIS AGREEMENT, WHICH DISCUSSES ARBITRATION. EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EXECUTIVE AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF, TO BINDING ARBITRATION, EXCEPT AS PROVIDED IN SECTION 10(C), AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EXECUTIVE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYMENT RELATIONSHIP BETWEEN THE PARTIES.

     11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law principles thereof.

     12. Attorney's Fees. The Company shall pay for Executive's reasonable legal fees incurred with respect to the review of this Agreement and the Consulting Agreement. Such fees shall not exceed $10,000 and shall be supported by invoices to the Company that provide sufficient documentation of the work performed. In any action brought by one of the parties to enforce or interpret the provisions of this Agreement or the Consulting Agreement, the prevailing party will be entitled to reasonable attorney's fees, in addition to any other relief to which that party may be entitled under this Agreement or the Consulting Agreement.

     13. Assignment. This Agreement and all rights under this Agreement will be binding upon and inure to the benefit of and be enforceable by the Parties hereto and their respective owners, agents, officers, stockholders, employees, directors, attorneys, subsidiaries, parents, affiliates, successors, personal or legal representatives, executors, administrators, heirs, distributes, devisees, legatees, and assigns. This Agreement is personal in nature, and neither of the Parties to this Agreement will, without the written consent of the other, assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity; except that the rights and obligations of the Company under this Agreement may be assigned (without the consent of the Executive) to an entity which becomes the successor to the Company as the result of a merger or other corporate reorganization or sale of substantially all the assets to a

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successor which continues the business of the Company or any other subsidiary of the Company, provided, that such assignment will not relieve the Company of its obligations hereunder.

     14. Notices. For purposes of this Agreement, notices and other communications provided for in this Agreement will be in writing and will be delivered personally or sent by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Executive:          William Matthews, Ph.D.
                                   60 Summit Springs Rd.
                                   Woodside, CA 94062

     If to the Company:            Deltagen, Inc.
                                   740 Bay Road
                                   Redwood City, CA 94063
                                   Attn: Board of Directors

or to such other address or the attention of such other person as the recipient party has previously furnished to the other party in writing in accordance with this Section 14. Such notices or other communications will be effective upon delivery or, if earlier, three days after they have been mailed as provided above.

     15. Integration. This Agreement, this Agreement's Exhibit A (the Consulting Agreement), the Executive's stock option and common stock purchase agreements and plans with the Company, the Indemnification Agreement and the Proprietary Information and Inventions Agreement represent the entire agreement and understanding between the Parties as to the subject matter hereof and supersede all prior agreements (including but not limited to the Employment Agreement and the Promissory Note) whether written or oral.

     16. Modification. This Agreement may only be amended in a writing signed by Executive and the Chairman of the Board. No waiver, alteration, or modification of any of the provisions of this Agreement will be binding unless in writing and signed by the party against whom enforcement of the change or modification is sought. Failure or delay on the part of either party hereto to enforce any right, power, or privilege hereunder will not be deemed to constitute a waiver thereof. Additionally, a waiver by either party or a breach of any promise hereof by the other party will not operate as or be construed to constitute a waiver of any subsequent waiver by such other party.

     17. Right to Advice of Counsel. Executive acknowledges that he has had the opportunity to fully review this Agreement and, if he so chooses, to consult with counsel, and is fully aware of his rights and obligations under this Agreement.

     18. Civil Code Section 1542. Executive represents that he is not aware of any claim other than the claims that are released by this Agreement. Executive also represents that he does not presently intend to bring any claims on his own behalf or on behalf of any other person or entity against any other person or entity referred to herein. The Parties acknowledge that they

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are familiar with the provisions of California Civil Code Section 1542, which provides as follows:

          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

The Parties, being aware of said Code section, agree to expressly waive any rights they may have thereunder, as well as under any other statute or common law principles of similar effect.

     19.  Executive's Covenants.

          (a) General. The Executive agrees that for all periods described in this Agreement, he shall conduct himself reasonably with respect to the Company and its employees, directors, stockholders, consultants, customers, affiliates and agents.

          (b) Confidentiality of this Agreement. Executive agrees to use his reasonable efforts to maintain in confidence the existence of this Agreement and the Consulting Agreement, the contents and terms of this Agreement and the Consulting Agreement, and the consideration for this Agreement and the Consulting Agreement (hereinafter collectively referred to as "Agreement Information"). Executive hereto agrees to take every reasonable precaution to prevent disclosure of any Agreement Information to third parties, except for disclosures required by law or necessary to effectuate the terms of this Agreement or the Consulting Agreement including as necessary disclosures to Executive's attorney and members of his immediate family.

          (c) Cooperation. Executive shall fully cooperate in the defense of any action brought by any third party against the Company or its affiliates that relates in any way to Executive's acts or omissions while employed by the Company or in the defense of any action brought by any third party relating to litigation pending against the Company or its affiliates as of the Separation Date. Executive shall continue to be indemnified by the Company pursuant to the Company by-laws, Indemnification Agreement, insurance policies and to the fullest extent permitted under California law.

          (d) Company Resources. As of the Separation Date, Executive will no longer represent that he is an officer, employee or director of the Company or any of its affiliates. No later than the Separation Date, Executive will return all property belonging to the Company and its affiliates to the Company including but not limited to Confidential Information, credit cards, telephone calling cards, keys, computers, cell phones, pagers, monitors, business cards, devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, laboratory notebooks, flow charts, materials, equipment, other documents or property, or copies or reproductions of any aforementioned items belonging to the Company or its affiliates. Executive will also no longer utilize any Company or affiliate property.

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          (e)  Non-Solicitation. Executive agrees that for the period of one year after the Separation Date he shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company's or its affiliates' employees or consultants to terminate their relationship with the Company or its affiliates, or attempt to solicit, induce, recruit, encourage any of the Company's or its affiliates' employees or consultants to terminate their relationship with the Company or its affiliates, or attempt to solicit, induce, recruit, encourage or take away employees or consultants of the Company or its affiliates, either for himself or for any other person or entity. Further, for the same time period, Executive shall not attempt to negatively influence any of the Company's or its affiliates' clients or customers from purchasing Company or affiliate products or services or to solicit or influence or attempt to influence any client, customer or other person either directly or indirectly, to direct his or its purchase of products and/or services to any person, firm, corporation, institution or other entity in competition with the business of the Company or its affiliates.

          (f) No Further Employment. Executive understands and agrees that after the Separation Date he is not entitled to any further or future employment with the Company or its affiliates or further or future compensation and/or payments of any kind from the Company or its affiliates other than those specifically provided for under this Agreement and the Consulting Agreement. Executive warrants and represents that he shall not institute or participate in any claim, action, lawsuit or proceeding against the Company or its affiliates for any failure to employ or re-employ him after the effective date of the release described in Section 6(b).

          (g) Breach of Agreement. Executive acknowledges that upon material breach of any provision of this Agreement or the Consulting Agreement, the Company would sustain irreparable harm from such breach, and, therefore, Executive agrees that in addition to any other remedies which the Company may have for any material breach of this Agreement or the Consulting Agreement or otherwise, the Company shall be entitled to obtain equitable relief including specific performance and injunctions restraining the Executive from committing or continuing any such violation of this Agreement or the Consulting Agreement.

     20.  Executive and Company's Mutual Release of Claims.

     (a) In exchange for the Company's promises set forth herein, all of which are good and valuable consideration, Executive (and his immediate family) agrees not to sue and releases and forever discharges the Company, its affiliates, agents, employees, shareholders, directors, officers and successors of and from any and all rights, claims, actions, demands, causes of action, obligations, attorneys' fees, costs, damages, and liabilities of whatever kind or nature, in law or in equity, that Executive has, has had or may hereafter claim to have or have had (whether known or not known) arising from any matter, act, omission, cause or event whatsoever on or prior to the Effective Date (except for his rights under this Agreement and claims to indemnification to the extent permitted under the Company's bylaws or pre-existing indemnification agreements or as permitted by California law or as may be available to Executive under the Company's directors' and officers' liability insurance coverage and his rights under any employee benefits plan(s), including, but not limited to stock and stock option agreements and plans), including but not limited to legal claims based on and/or arising under Title VII of the Civil Rights Act of 1964, as amended, The Americans with Disabilities Act, The

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Family Medical Leave Act, The Equal Pay Act, The Employee Retirement Income
Security Act, The Fair Labor Standards Act, and/or the California Fair Employment and Housing Act; The California Constitution, The California Government Code, The California Labor Code, The Industrial Welfare Commission's Orders, The Securities Act of 1933, The Securities Exchange Act of 1934 and any and all other legal claims under any other federal, state or local Constitution, Statute, Ordinance and/or Regulation; and all other legal claims arising under common law including but not limited to tort, express and/or implied contract and/or quasi-contract, arising out of or, in any way, related to Executive's previous relationship with the Company as an employee or director up to the Effective Date (collectively, "Claims"). Furthermore, Executive acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA"), as amended, and that this waiver and release is knowing and voluntary. Executive acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. The Executive does not waive his rights under this Agreement or the Consulting Agreement or his right to enforce both agreements. Executive further acknowledges that he has been advised by this writing that:

          (1) he should consult with an attorney prior to executing this Agreement;

          (2) he has at least twenty-one (21) days within which to consider this Agreement;

          (3) he has up to seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; and

          (4) this Agreement shall not be effective until the revocation period in Section 20(a)(3) has expired and the Executive has not revoked this Agreement pursuant to Section 20(a)(3).

     (b) The Company, in further consideration for Executive's signing this Agreement, releases and forever discharges Executive and his immediate family from all actions, causes of action, liabilities, disputes, judgments, damages, and claims in any manner related to Executive's employment with Company. The Company reserves its right to enforce this Agreement.

     (c)  The Company and Executive agree that the release set forth in this
Section 20 shall be and remain in effect in all respects as a complete mutual release as to the matters released up to the Effective Date.

     21. Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

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

     22. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, and which together will be a single instrument.

     23. No Representations. Each Party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither Party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

     24. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Executive represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

     25. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

          (a)  They have read this Agreement;

          (b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

          (c) They understand the terms and consequences of this Agreement and of the releases it contains;

          (d) They are fully aware of the legal and binding effect of this Agreement.

     26. Employment At Will; Limitation of Remedies. The Company and Executive acknowledge that the Executive's employment is at will, as defined under applicable law. If the Executive's employment terminates for any reason, the Executive shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement (or the Consulting Agreement).

     27. Employment Taxes. All payments made pursuant to this Agreement shall be subject to withholding of applicable taxes.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.

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WILLIAM MATTHEWS, PH.D., EXECUTIVE      DELTAGEN, INC.


By: ______________________________      By: _________________________________

                                        Name: _______________________________

                                        Title: ______________________________

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